Centrue Financial Corporation

Exhibit 99.1

NEWS RELEASE

October 29, 2003

For Immediate Release

CENTRUE FINANCIAL CORPORATION

310 South Schuyler Avenue
P.O. Box 3		(815) 937-4440
Kankakee, IL 60901-0003	Fax:	(815) 937-3674

For more information contact:

Thomas A. Daiber	or	James M. Lindstrom
Chief Executive Officer		Chief Financial Officer

CENTRUE FINANCIAL ANNOUNCES ACQUISITION OF PARISH BANK AND TRUST

Kankakee, Illinois (October 29, 2003) – Centrue Financial Corporation (AMEX:CFF), formerly known as Kankakee Bancorp, Inc., announced today the acquisition of Parish Bank and Trust Company in Momence, Illinois. The combined organization will have approximately $635 million in total assets. The merger is conditioned upon, among other things, approval by the holders of Parish Bank’s common stock and the receipt of certain regulatory approvals. The merger is expected to close in the first quarter of 2004.

“This acquisition will mark another important milestone in the 118 year history of the bank and reflects the commitment of Centrue Bank to continue consolidating banking and thrift franchises in our contiguous markets to build the premier financial institution in central Illinois,” said Michael A. Griffith, Chairman of Centrue Financial. Thomas A. Daiber, President and CEO of Centrue Financial added, “We are especially pleased to be expanding our presence in a great community like Momence. Our existing customers will have the convenience of another banking facility in their community. We are excited to offer new deposit, loan and financial products and services as well as expanded banking hours to our new customers. They will also benefit from being able to conduct the banking business with any of our seventeen existing Centrue Bank offices as well as have access to an expanded ATM network.”

Centrue Financial and Centrue Bank are headquartered in Kankakee, Illinois, which is 60 miles south of downtown Chicago. Centrue Bank operates seventeen branches in eight counties. Centrue Financial was formed through the merger of Kankakee Bancorp, Inc. and Aviston Financial Corporation on October 9, 2003. Centrue Bank has total assets of more than $600 million and 192 employees.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document contains, and future oral and written statements of Centrue Financial and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Centrue Financial. Forward-looking statements, which may be based upon belies, expectations and assumptions of Centrue Financial’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Centrue Financial undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of Centrue Financial to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (I) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning Centrue Financial’s general business; (iv) changes in interest rates and prepayment rates of Centrue Financial’s assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving Centrue Financial; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Centrue Financial and its business, including additional factors that could materially affect Centrue Financial’s financial results, is included in Centrue Financial’s filings with the Securities and Exchange Commission.

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